FIRST SECURITY BANK
                                 Promissory Note
                               (Multiple Advance)


$900,000.00                                              May 16, 1995
                                                         Albuquerque, New Mexico


         FOR VALUE RECEIVED, BOWLIN'S INCORPORATED ("Maker") Promises to pay to the order of FIRST SECURITY BANK OF NEW MEXICO, N.A., at its offices in Albuquerque, New Mexico Nine Hundred Thousand Dollars ($900,000.00), plus interest, payable in monthly payments beginning June 30, 1995 and continuing on the last day of each month thereafter. Monthly payments for June 30, 1995 through April 30, 1996 shall be $8,614.00. Beginning with the May 31, 1996 payment, the monthly payment will be adjusted annually to an amount, including accrued interest, sufficient to amortize the remaining principal balance based upon an initial 20 year amortization. The entire balance, including all principal and accrued interest shall be due and payable in full May 30, 2000.

         Advances on this Note may be made in one or more draws; advances shall not exceed the aggregate principal amount of $900,000.00.

         This loan bears interest from the date hereof until maturity at a floating rate equal to First Security Bank's prime plus 1% per annum, with adjustments in the rate to be made on the same day as each change in the rate.

         First Security Bank's "prime rate" is its announced rate of interest used as a reference point from which it may calculate the cost of credit to customers. It is subject to change from time to time. First Security Bank may make loans bearing interest above, at, or below its prime rate. Interest will be calculated on the basis of a 360 day year. The Bank may, at its option, calculate and charge interest as though each payment is made on the payment due date with principal reductions effective as of the day of receipt. If the rate of interest: to be charged by the Bank hereunder is tied to or based on a rate of interest announced or published by a party other than the Bank (the "Index") and such party ceases to announce or publish the Index, the Bank, by notice to maker, may substitute for the Index a irate of interest established from time to time by a commercial bank located in New York, New York whose interest irate has historically been comparable to the index. If the maturity date of this Note is stated to be due on a Saturday, Sunday, or a public holiday, or the equivalent for banks generally under the laws of the State of New Mexico, the maturity date shall be the next succeeding day the Bank is open for business, and such extension of time shall in such case be included in the computation of the payment of interest. In the event of default in payment at the time due, OIC in the event of acceleration, the unpaid balance shall bear interest at the Prime
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Rate, plus 5%. The makers, endorsers, and sureties hereof hereby severally waive protest, presentment, demand, and notice of protest and non-payment in case this Note (or any payment due hereunder) is not paid when due, and they agree to any renewal of this Note or to any extension, acceleration, or postponement of the time of payment, or any other indulgence, to any substitution, exchange or :release of collateral, and to the addition or release of any party or person primarily or secondarily liable without prejudice to the holder or notice to makers, endorsers, and sureties.

         If this Note is payable in more than one payment, a late charge of $15.00 will be charged for any payment which is not paid within ten (10) days of its due date.

         If any payment required by this Note is not made within Ten (10) days of written notice, or if any non-mandatory default as described in any security agreement, assignment, pledge agreement, real estate mortgage, or assignment of rents or leases which provide security f or this loan is not cured within thirty
(30) days of written notice, the unpaid balance of this Note, and any other liabilities of the makers to the holder, direct or indirect, absolute or contingent, now or heretofore existing or hereafter arising (all hereinafter called "Obligations") shall become immediately due and payable at the option of the holder, without notice or demand. Written notice shall be by certified mail and shall be deemed received when deposited, postage prepaid, in the United States mail. The undersigned will pay on demand all costs of collection, including reasonable costs and attorneys fees incurred or paid by the holder in attempting to enforce payment of this Note.

         Any deposits and checking, savings, or any other types of accounts or other sums at any time credited by or due from the holder to any maker, endorser, or surety hereof and any securities or other property of any maker, endorser, or surety hereof in the possession of the holder may at all times be held and treated as collateral security f or the payment of any and all obligations. The holder may, without notice to the makers, endorsers and sureties, apply or set of f such deposits or other sums against such obligations at any time when due and payable even if due only by reason of acceleration regardless of any security for this loan.


MAKER:                         BOWLIN'S INCORPORATED

                               By: /s/ Michael L. Bowlin
                                   -----------------------------------
                                   Michael L. Bowlin, President
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